UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2010
BankAtlantic Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road,
Ft. Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 954-940-5000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     As previously reported, BankAtlantic Bancorp, Inc. (the “Company”) and certain of its directors and executive officers were defendants in a shareholder class action lawsuit brought in the United States District Court for the Southern District of Florida in which the plaintiffs alleged that the Company and the other named defendants knowingly and/or recklessly made misrepresentations of material fact regarding BankAtlantic in violation of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder.
     On November 18, 2010, the jury in the lawsuit returned a verdict awarding $2.41 per share to shareholders who purchased shares of the Company’s Class A Common Stock during the period of April 26, 2007 to October 26, 2007 and retained those shares until the end of the period. The jury rejected the plaintiffs’ claim for damages relating to shares purchased during the six month period from October 19, 2006 to April 25, 2007.
     The Company believes the verdict is contrary to the law and subject to a number of fatal deficiencies. In connection with its decision, the jury rejected the majority of the claims asserted by the plaintiffs, including claims which the Company believes are necessary to support the factual assumptions upon which the damage calculation was predicated. Thus, the Company believes there is no support for the award of damages. All but one of the alleged misstatements the jury found were taken from short excerpts in earnings conference calls that the Company believes were properly within the “safe harbor” provided by Congress for these discussions. Moreover, the Company believes that each of the statements, when considered in the total context of the lengthy conversations and the Company’s public filings, were in all material respects true and proved to be true when the Company reported its third quarter 2007 results, which reflected the significant decline in the Florida housing market during the quarter. While there is no certainty, the Company, based on the advice of counsel, believes there is a substantial likelihood that the award will be set aside either by the Court based on post-trial motions or on appeal. The Judge has indicated that if motions to set aside the verdict are denied, the issues will be certified to the 11th Circuit Court of Appeals before any judgment is entered or claims commenced.
     On November 18, 2010, the Company issued a press release regarding the jury’s verdict. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

99.1	Press release dated November 18, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2010	BANKATLANTIC BANCORP, INC.
	By:	/s/ Alan B. Levan
Alan B. Levan,
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated November 18, 2010